 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-282206
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 19, 2024)
Hawaiian Electric Industries, Inc.
Up to $250,000,000
Common Stock
We have entered into a distribution agreement (the “distribution agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc. and Guggenheim Securities, LLC (each, an “Agent” and, together, the “Agents”) relating to shares of our common stock, without par value per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $250,000,000 through or to the Agents, acting as sales agents, pursuant to this prospectus supplement and the accompanying prospectus. Sales of Common Stock, if any, may be made on the New York Stock Exchange (the “NYSE”) at market prices or on mutually agreed terms between the Agents and us.
Our Common Stock is traded on the NYSE under the symbol “HE.” The last reported sale price of our Common Stock as reported on the NYSE on September 18, 2024 was $12.06 per share.
Sales of our Common Stock, if any, under this prospectus supplement may be in negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on the NYSE or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by law. Subject to terms of the distribution agreement, the Agents are not required to sell any specific number or dollar amounts of securities but will use commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation under the terms of the distribution agreement at a fixed commission rate of up to 1.00% of the gross sales price per share sold. In connection with the sale of our Common Stock on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying base prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page S-3 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Wells Fargo Securities	Barclays	Guggenheim Securities
The date of this prospectus supplement is September 19, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the Agents have authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context otherwise requires or except as otherwise indicated, when we refer to “HEI,” the “Company,” “we,” “us” or “our” in this prospectus supplement and the accompanying prospectus or when we otherwise refer to ourselves in this prospectus supplement and the accompanying prospectus, we mean Hawaiian Electric Industries, Inc. and do not include our consolidated subsidiaries or other affiliates.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus supplement with the Securities and Exchange Commission (the “SEC”). This prospectus supplement is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.hei.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

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As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:
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Our Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 29, 2024) (“2023 Annual Report”);

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Information specifically incorporated by reference into our 2023 Annual Report from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 29, 2024);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (filed with the SEC on May 10, 2024) and June 30, 2024 (filed with the SEC on August 9, 2024);

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Our Current Reports on Form 8-K filed with the SEC on May 15, 2024, May 23, 2024, August 19, 2024 and September 19, 2024; and

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The description of our Common Stock contained in Exhibit 4 to our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 28, 2020).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.hei.com) is not incorporated into this prospectus supplement.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this or any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide you with a free copy of any of these documents if you request a copy by writing or telephoning HEI at the following address or telephone number: Investor Relations, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 543-5662.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, which includes the documents incorporated by reference, contains statements that are not based on historical facts but are “forward-looking statements.” Forward-looking statements, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, or possible future actions, are also forward-looking statements.
Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These considerations include the risks and uncertainties identified in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Forward-looking statements are not guarantees of future performance and the actual results that HEI achieves may differ materially. In addition, forward-looking statements speak only as of the date of the document in which they are made and, except as required by applicable securities laws, HEI assumes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from anticipated results. Risks, uncertainties and other important factors, in addition to those referenced under “Risk Factors” and elsewhere in this prospectus supplement, accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual results to differ materially from historical results, from management expectations and such “forward-looking” statements include, but are not limited to, the following:
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the impact of the Maui windstorm and wildfires including the potential liabilities from the many lawsuits filed against the Company and Hawaiian Electric Company, Inc. (“Hawaiian Electric”) and its subsidiaries (the “Utilities”) and potential regulatory penalties which may result in significant costs that may be unrecoverable (or not reimbursed on a timely basis) through insurance and/or rates;

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an increase in insurance premiums and the inability to fully recover premiums through rates or the potential inability to obtain wildfire and general liability insurance coverage at reasonable rates, if available at all;

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uncertainties surrounding the Company’s and the Utilities’ access to capital and credit markets due to the uncertainties associated with the costs related to the Maui windstorm and wildfires;

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the ability to raise the amount of capital necessary on reasonable terms, if at all, for the Company’s and the Utilities’ contribution to the Maui wildfire tort litigation settlement in order to alleviate the conditions causing substantial doubt about the Company’s and the Utilities’ ability to continue as a going concern;

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potential dilution to existing shareholders if the Company raises funds by issuing equity or equity-linked securities;

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the inability to execute financing plans to alleviate the conditions causing substantial doubt about the Company’s and the Utilities’ ability to continue as a going concern prior to the issuance of their respective annual financial statements, which could result in an event of default and an acceleration of the Company’s and the Utilities’ debt and lead to filing for bankruptcy protection if waivers from lenders are not received;

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uncertainties relating to the Company’s estimated accrual for wildfire liabilities, and the probability that such accrual, and the classification of such liabilities as current or long-term liabilities, could be adjusted in future quarters to reflect changes in the Company’s estimates due to developments in the settlement process, expectations with respect to the timing of payments under the settlement agreement and other factors;

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extreme weather events, including windstorms and other natural disasters, particularly those driven or exacerbated by climate change, which could increase the risk of the Utilities’ equipment being damaged, becoming inoperable or contributing to a wildfire;

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the suspension, material reduction or extended delay in dividends or other distributions from one or more operating subsidiaries to HEI;

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further downgrades by securities rating agencies in their ratings of the securities of HEI and Hawaiian Electric and their impact on results of financing efforts;

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the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the Utilities’ transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits), and the risks associated with the operation of transmission and distribution assets and power generation facilities, including public and employee safety issues, and assets causing or contributing to wildfires;

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international, national and local economic and political conditions — including the state of the Hawaii tourism, defense and construction industries; the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by our subsidiary, American Savings Bank, F.S.B. (“ASB”), which could result in higher loan loss provisions and write-offs); decisions concerning the extent of the presence of the federal government and military in Hawaii; the implications and potential impacts of future federal government shutdowns, including the impact to the Utilities’ customers’ ability to pay their electric bills and/or bank loans and the impact on the State of Hawaii economy; the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal, state and international responses to those conditions; the potential impacts of global and local developments (including global economic conditions and uncertainties, unrest, terrorist acts, wars, conflicts, political protests, deadly virus epidemic or other crisis); the effects of changes that have or may occur in U.S. policy, such as with respect to immigration and trade; and pandemics;

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the ability to adequately address risks and capitalize on opportunities related to the Company’s and the Utilities’ environmental, social and governance priority areas, which include safety, reliability and resilience, including relating to wildfires and other extreme weather events, decarbonization, economic health and affordability, secure digitalization, diversity, equity and inclusion, employee engagement, and climate-related risks and opportunities;

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citizen activism, including civil unrest, especially in times of severe economic depression and social divisiveness, which could negatively impact customers and employees, impair the ability of the Company and the Utilities to operate and maintain their facilities in an effective and safe manner, and citizen or stakeholder activism that could delay the construction, increase project costs or preclude the completion of third-party or Utility projects that are required to meet electricity demand, resilience and reliability objectives and renewable portfolio standards (“RPS”) and other climate-related goals;

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the effects of future actions or inaction of the U.S. government or related agencies, including those related to the U.S. debt ceiling or budget funding, monetary policy, trade policy and tariffs, energy and environmental policy, and other policy and regulatory changes advanced or proposed by President Biden and his administration;

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weather, natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes, lava flows and the increasing effects of climate change, such as more severe storms, flooding, droughts, heat waves, and rising sea levels) and wildfires, including their impact on the resilience and reliability and cost of the Company’s and Utilities’ operations, collateral underlying ASB loans and the economy;

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the timing, speed and extent of changes in interest rates and the shape of the yield curve, which could result in lower portfolio yields and net interest margin, or higher borrowing costs;

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changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, alter valuations and affect the ability to originate and distribute financial products in the primary and secondary markets;

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•
the continued ability of the Company and the Utilities to access the credit and capital markets (e.g., to obtain commercial paper and other short-term and long-term debt financing, including lines of credit, and, in the case of HEI, to issue common stock) under volatile and challenging market conditions, and the potential higher cost of such financings, if available;

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the risks inherent in changes in the value of the Company’s pension and other retirement plan assets and ASB’s securities available for sale, and the risks inherent in changes in the value of the Company’s pension liabilities, including changes driven by interest rates and mortality improvements;

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changes in laws, regulations (including tax regulations), market conditions, interest rates and other factors that result in changes in assumptions used to calculate retirement benefits costs and funding requirements;

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increasing competition in the banking industry from traditional financial institutions as well as from non-traditional providers of financial services, including financial service subsidiaries of commercial and manufacturing companies (e.g., increased price competition for loans and deposits, or an outflow of deposits to alternative investments or platforms, which may have an adverse impact on ASB’s net interest margin and portfolio growth);

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the potential delay by the Public Utilities Commission of the State of Hawaii (“PUC”) in considering (and potential disapproval of actual or proposed) renewable energy or resilience proposals, among others, and related costs; reliance by the Utilities on outside parties such as the state, independent power producers (“IPPs”) and developers; supply-chain challenges; and uncertainties surrounding technologies, solar power, wind power, biofuels, environmental assessments required to meet RPS and other climate-related goals; the impacts of implementation of the renewable energy and resilience proposals on future costs of electricity and potential penalties imposed by the PUC for delays in the commercial operations of renewable energy projects;

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the ability of the Utilities to develop, implement and recover the costs of implementing the Utilities’ action plans included in their updated Power Supply Improvement Plans, Demand Response Portfolio Plan, Distributed Generation Interconnection Plan, Grid Modernization Plans, and business model changes, which have been and are continuing to be developed and updated in response to the orders issued by the PUC, the PUC’s April 2014 statement of its inclinations on the future of Hawaii’s electric utilities and the vision, business strategies and regulatory policy changes required to align the Utilities’ business model with customer interests and the state’s public policy goals, and subsequent orders of the PUC;

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the ability of the Utilities to recover undepreciated cost of fossil fuel generating units, if they are required to be retired before the end of their expected useful life;

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capacity and supply constraints or difficulties, especially if generating units (utility-owned or IPP-owned) fail or measures such as demand-side management, distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand;

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high and/or volatile fuel prices, which increases working capital requirements and customer bills, or delivery of adequate fuel by suppliers (including as a result of the Russia-Ukraine war and conflict in the Middle East), which could affect the reliability of utility operations, and the continued availability to the electric utilities of their energy cost recovery clauses (“ECRCs”);

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the continued availability to the electric utilities or modifications of other cost recovery mechanisms, including the purchased power adjustment clauses (“PPACs”), annual revenue adjustment (“ARA”) and pension and postretirement benefits other than pensions (“OPEB”) tracking mechanisms, and the continued decoupling of revenues from sales to mitigate the effects of declining kilowatt-hour sales;

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the ability of the Utilities to recover increasing or additional costs and earn a reasonable return on capital investments not covered by the ARA, while providing the customer dividend required by performance-based regulation (“PBR”);

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the impact from the PUC’s implementation of PBR for the Utilities pursuant to Act 005, Session Laws 2018, including the potential addition of new performance incentive mechanisms (“PIMs”),

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third-party proposals adopted by the PUC in its implementation of PBR, and the implications of not achieving performance incentive goals;
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the impact of fuel price levels and volatility on customer satisfaction and political and regulatory support for the Utilities;

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unfavorable changes in economic conditions, such as sustained inflation, higher interest rates or recession, may negatively impact the ability of the Company’s customers to pay their utility bills or loan payments, reduce loan production, and increase operating costs of the Utilities or Bank that cannot be passed on to, or recovered, from customers;

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the risks associated with increasing reliance on renewable energy, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational and related cost impacts of adding intermittent sources of renewable energy to the electric grid;

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the growing risk that energy production from renewable generating resources may be curtailed and the interconnection of additional resources will be constrained as more generating resources are added to the Utilities’ electric systems and as customers reduce their energy usage;

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the ability of IPPs to deliver the firm capacity anticipated in their power purchase agreements (“PPAs”);

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the potential that, as IPP contracts near the end of their terms, there may be less economic incentive for the IPPs to make investments in their units to ensure the availability of their units;

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the ability of the Utilities to negotiate, periodically, favorable agreements for significant resources such as fuel supply contracts and collective bargaining agreements and avoid or mitigate labor disputes and work stoppages;

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new technological developments that could affect the operations and prospects of the Utilities and ASB or their competitors such as the commercial development of energy storage and microgrids and banking through alternative channels, including use of digital currencies, which could include a central bank digital currency;

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cybersecurity risks and the potential for cyber incidents, including potential incidents at HEI, its subsidiaries (including at ASB branches and electric utility plants), its third-party service providers, contractors and customers with whom they have shared data (IPPs, distributed energy resources (“DER”) aggregators and customers enrolled under DER programs) and incidents at data processing centers used, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general IT controls;

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failure to achieve remaining cost savings commitment related to the management audit committed savings of $33 million over the 2021 to 2025 multi-year rate period (“MRP”);

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federal, state, county and international governmental and regulatory actions, such as existing, new and changes in laws, rules and regulations applicable to HEI, the Utilities and ASB (including changes in taxation and tax rates, increases in capital requirements, regulatory policy changes, environmental laws and regulations (including resulting compliance costs and risks of fines and penalties and/or liabilities), the regulation of greenhouse gas emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments), and potential carbon pricing or “cap and trade” legislation that may fundamentally alter costs to produce electricity and accelerate the move to renewable generation);

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developments in laws, regulations and policies governing protections for historic, archaeological and cultural sites, and plant and animal species and habitats, as well as developments in the implementation and enforcement of such laws, regulations and policies;

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discovery of conditions that may be attributable to historical chemical releases, including any necessary investigation and remediation, and any associated enforcement, litigation or regulatory oversight;

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decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise);

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decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions, restrictions and penalties that may arise, such as with respect to environmental conditions or RPS);

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potential enforcement actions by the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”) and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy);

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the risks associated with the geographic concentration of HEI’s businesses and ASB’s loans, ASB’s concentration in a single product type (i.e., first mortgages) and ASB’s significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers);

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changes in accounting principles applicable to HEI and its subsidiaries, including the adoption of new U.S. accounting standards, the potential discontinuance of regulatory accounting related to PBR or other regulatory changes, the effects of potentially required consolidation of variable interest entities (“VIEs”), or required finance lease or on-balance-sheet operating lease accounting for PPAs with IPPs;

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faster than expected loan prepayments that can cause a decrease in net interest income and portfolio yields, an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB;

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changes in ASB’s loan portfolio credit profile and asset quality and/or mix, which may increase or decrease the required level of provision for credit losses, allowance for credit losses (“ACL”) and charge-offs;

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changes in ASB’s deposit levels, cost or mix which may have an adverse impact on ASB’s cost of funds;

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the final outcome of tax positions taken by HEI and its subsidiaries;

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the ability of the Company’s non-regulated subsidiary, Pacific Current, LLC (“Pacific Current”), to achieve its performance and growth objectives, which in turn could affect its ability to service its non-recourse debt;

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the Company’s reliance on third parties and the risk of their non-performance; and

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other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering.
Overview
HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose subsidiaries principally are engaged in the electric utility, banking and renewable/sustainable infrastructure investment businesses operating in the State of Hawaii. HEI’s predecessor, Hawaiian Electric Company, Inc. (“Hawaiian Electric”), was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a corporate reorganization in 1983, Hawaiian Electric became a subsidiary of HEI and the common shareholders of Hawaiian Electric became common shareholders of HEI.
Hawaiian Electric and its operating utility subsidiaries are regulated electric public utilities engaged in the production, purchase, transmission, distribution and sale of electric energy in the State of Hawaii. Hawaiian Electric has two principal subsidiaries, Hawaii Electric Light Company, Inc. (“Hawaii Electric Light”), which was acquired in 1970, and Maui Electric Company, Limited (“Maui Electric”), which was acquired in 1968. Hawaii Electric Light provides service to the island of Hawaii, and Maui Electric provides service to the islands of Maui, Lanai and Molokai. Hawaiian Electric and its subsidiaries serve approximately ninety-five percent (95%) of the total population of the State of Hawaii covering a service area of approximately 5,815 square miles. Hawaiian Electric, Hawaii Electric Light and Maui Electric are collectively referred to herein as the “Utilities.”
HEI’s other principal subsidiaries are American Savings Bank, F.S.B. (“ASB”) and Pacific Current, LLC (“Pacific Current”). ASB is one of the largest financial institutions in the State of Hawaii, with assets totaling approximately $9.7 billion as of December 31, 2023. ASB, which was acquired by HEI in 1988, is a federally chartered savings bank that provides a wide array of banking and other financial services to consumers and businesses. Through Pacific Current, HEI is focusing on non-regulated investments in renewable energy and sustainable infrastructure projects that serve Hawaii and help reach the state’s sustainability goals.
For a description of our business, financial condition, results of operations and other important information regarding HEI, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement and accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Corporate Information
Our principal executive office is located at 1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813, telephone (808) 543-5662. Our website address is www.hei.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

THE OFFERING
Issuer
Hawaiian Electric Industries, Inc.
Common Stock offered by us
Common Stock having an aggregate offering price of up to $250,000,000
Common Stock to be outstanding following this offering
131,033,131 shares of Common Stock, assuming sales of 20,729,685 shares of Common Stock in this offering at an offering price of $12.06 per share, which was the last reported sale price of our Common Stock on the NYSE on September 18, 2024. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time through or to, the Agents, as sales agents. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sale of shares of our Common Stock: to make investments in and loans to HEI’s subsidiaries (principally to help finance the subsidiaries’ ongoing capital expenditure programs, to retire or defease their indebtedness and to make investments in and loans to their subsidiaries); to finance strategic investments in, or future acquisitions of, other entities or their assets, including by HEI’s subsidiaries; to fund litigation expenses (including the Company’s and the Utilities’ contribution to the Maui wildfire tort litigation settlement); or for working capital and other general corporate purposes, which may include, without limitation, the repayment of indebtedness or redemption of outstanding securities. We retain broad discretion over the use of the net proceeds from the sale of the shares of Common Stock offered hereby. See “Use of Proceeds.”
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference herein.
NYSE symbol
“HE.”
The number of shares of Common Stock to be outstanding immediately after this offering is based on 110,303,446 shares of our Common Stock outstanding as of August 30, 2024. Unless otherwise indicated, the number of shares of Common Stock presented in this prospectus supplement excludes:
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919,402 shares of Common Stock issuable upon the settlement of outstanding stock performance awards and restricted stock units;

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2,505,015 shares of Common Stock issuable under our 2010 Equity and Incentive Plan; and

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168,177 shares of Common Stock issuable under our 2011 Nonemployee Director Stock Plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement, and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our Common Stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the circumstances related to such risks or the risks described below or in our SEC filings occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.
Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.
The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 20,729,685 shares of our Common Stock are sold at a price of $12.06 per share pursuant to this prospectus supplement, which was the last reported sale price of our Common Stock on the NYSE on September 18, 2024, for aggregate gross proceeds of $250 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.72 per share, representing the difference between our as adjusted net tangible book value per share as of September 18, 2024 after giving effect to this offering and the assumed offering price.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, including capital necessary to fund our litigation settlement expenses, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock. Further, we may not have the ability to raise the amount of capital necessary on reasonable terms, or at all, to fund our contribution to the Maui wildfire tort litigation settlement, and uncertainties about our access to capital could have a material adverse effect on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings” and investors who buy shares of our Common Stock at different times will likely pay different prices.
Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our 2023 Annual Report as updated in subsequent reports filed with the SEC.
The actual number of shares of Common Stock we will issue under the distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the distribution agreement. The number of shares of Common Stock that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued.
We do not expect to pay any dividends in the foreseeable future.
We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $250,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the distribution agreement with the Agents as a source of financing.
We intend to use the net proceeds from the sale of shares of our Common Stock:
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to make investments in and loans to HEI’s subsidiaries (principally to help finance the subsidiaries’ ongoing capital expenditure programs, to retire or defease their indebtedness and to make investments in and loans to their subsidiaries);

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to finance strategic investments in, or future acquisitions of, other entities or their assets, including by HEI’s subsidiaries;

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to fund litigation expenses (including the Company’s and the Utilities’ contribution to the Maui wildfire tort litigation settlement); or

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for working capital and other general corporate purposes, which may include, without limitation, the repayment of indebtedness or redemption of outstanding securities.

We retain broad discretion over the use of the net proceeds from the sale of the shares of Common Stock offered hereby.

DILUTION
If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of August 30, 2024.
After giving effect to the sale by us of our Common Stock in the aggregate amount of $250 million in this offering at an assumed offering price of $12.06 per share, which was the last reported sale price of our Common Stock on the NYSE on September 18, 2024, and after deducting commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of September 18, 2024 would have been approximately $1,355 million, or $10.34 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.29 per share to existing stockholders and an immediate dilution of $1.72 per share to purchasers in this offering. The following table illustrates the dilution:
Assumed public offering price per share	$12.06
Net tangible book value per share as of September 18, 2024	$10.05
Increase per share attributable to new investors	$0.29
As adjusted net tangible book value per share as of September 18, 2024, after giving effect to this offering	$10.34
Dilution per share to new investors purchasing shares in this offering	$1.72
The table above assumes, for illustrative purposes, that an aggregate of 20,729,685 shares of our Common Stock are sold at a price of $12.06 per share, the last reported sale price of our Common Stock on the NYSE on September 18, 2024, for aggregate gross proceeds of $250 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $2.00 per share in the price at which the shares are sold from the assumed offering price of $12.06 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $250 million during the term of the distribution agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $10.58 per share and would increase the dilution in net tangible book value per share to new investors to $3.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $2.00 per share in the price at which the shares are sold from the assumed offering price of $12.06 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $250 million during the term of the distribution agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $10.03 per share and would decrease the dilution in net tangible book value per share to new investors to $0.03 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.
The number of shares of Common Stock expected to be outstanding after this offering included in the table above are based on 110,303,446 shares of Common Stock outstanding, reflective of the outstanding shares of Common Stock as of August 30, 2024 and excludes:
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919,401 shares of Common Stock issuable upon the settlement of outstanding stock performance awards and restricted stock units;

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2,505,015 shares of Common Stock issuable under our 2010 Equity and Incentive Plan; and

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168,177 shares of Common Stock issuable under our 2011 Nonemployee Director Stock Plan.

To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
This discussion addresses only beneficial owners of our Common Stock that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, foreign governments, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for alternative minimum tax, Non-U.S. Holders required to conform the timing of income accruals to financial statements pursuant to Section 451 of the Code, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, and Non-U.S. Holders that hold our Common Stock as part of a hedge, straddle, other integrated transaction, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax, the Medicare contribution tax on certain net investment income, or any alternative minimum tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust, other than:
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an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Common Stock are urged to consult their own tax advisors.
Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions
Although we do not anticipate that we will make any distributions on our Common Stock in the foreseeable future, distributions of cash or property that we pay in respect of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “— U.S. Trade or Business Income,” “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock.
If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of (and in reduction of) your tax basis in our Common Stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Common Stock elects) otherwise, we (or the intermediary) must generally withhold at the applicable rate on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion, if any, of the distribution that exceeded our current and accumulated earnings and profits.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, another applicable form or an appropriate successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.
Dividend income that is effectively connected with your conduct of a trade or business within the United States will be taxed in the manner described in “— U.S. Trade or Business Income” below.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “— U.S. Trade or Business Income,” “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Common Stock unless:
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the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “— U.S. Trade or Business Income” below;

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you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that you have timely filed U.S. federal income tax returns with respect to such losses); or

•
we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax (but not branch profits tax) as U.S. trade or business income as described in “— U.S. Trade or Business Income” below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on a sale, exchange or other taxable disposition of our Common Stock will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect, taking into account certain constructive ownership rules) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded on an established securities market at any time during the calendar year of the disposition. Although we have not undertaken a complete analysis and there can be no assurance that the IRS will not take a contrary position, we believe that within the last five years we have not been and we currently are not a United States real property holding corporation. However, there is a risk that we could become a United States real property holding corporation in the future, such as if we were to divest ASB.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our Common Stock and your holding period for our Common Stock (subject to the 5% ownership exception set forth above in the second paragraph of “— Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided, in the case of any dividend income identified in clause (A) above, that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or other applicable form or an appropriate successor form)). However, any gain identified in clause (B) above may be subject to U.S. federal withholding tax under Section 1445 of the Code if our Common Stock is not considered to be regularly traded on an established securities market. You generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a United States person (as defined under the Code)) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income identified in clause (A) above that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding
Payors must annually report to the IRS and to each Non-U.S. Holder any distributions that are paid to such holders. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or, in each case, another applicable form or an appropriate successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person (as defined under the Code) or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a United States person (as defined under the Code) or that the conditions of such other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is a United States person (as defined under the Code) or has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a United States person (as defined under the Code) or a U.S. related financial intermediary, the U.S. Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that you are not a United States person (as defined under the Code) or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a United States person (as defined under the Code) or that the conditions of such other exemption are not, in fact, satisfied. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
FATCA
Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).
More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA currently applies to dividends paid in respect of our Common Stock. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. Pursuant to proposed U.S. Treasury regulations, FATCA withholding would not apply to gross proceeds from dispositions of our Common Stock. Taxpayers may generally rely on those proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. To avoid FATCA withholding on dividends, Non-U.S. Holders may be required to provide the Company (or the paying agent or other intermediary through which you hold your Common Stock) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

PLAN OF DISTRIBUTION
We have entered into a distribution agreement, which we refer to in this section as the “Distribution Agreement,” with the Agents, which we refer to in this section as the “Sales Agents,” under which we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $250 million from time to time through the Sales Agents. Sales of our Common Stock, if any, under this prospectus supplement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on the NYSE or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by law. A copy of the Distribution Agreement will be filed as an exhibit to a current report on Form 8-K and is incorporated by reference in this prospectus supplement.
When requested by us, the Sales Agents will offer the shares of Common Stock subject to the terms and conditions of the Distribution Agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with the Sales Agents. We will instruct the applicable Sales Agent as to the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one day, any minimum price below which sales of Common Stock may not be made and any other parameters. In any event, the shares of Common Stock shall be placed by the Sales Agents substantially at market price. The Sales Agents have agreed, subject to the terms and conditions of the Distribution Agreement, to use commercially reasonable efforts to execute our orders to sell, as our agents and on our behalf, shares of our Common Stock submitted to the Sales Agents from time to time by us, consistent with their normal sales and trading practices. We or the Sales Agents may suspend the offering of shares of Common Stock under the Distribution Agreement upon proper notice to the other party.
We will pay the Sales Agents a commission of up to 1.00% of the gross proceeds of any shares sold pursuant to this prospectus supplement, and reimburse the Sales Agents their expenses. The estimated offering expenses payable by us, in addition to such commission, are approximately $650,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of Common Stock. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The Sales Agents will provide written confirmation to us before the open on the NYSE on the day following each day on which shares of Common Stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us. Settlement for sales of shares of Common Stock will generally occur, unless otherwise agreed, on the first trading day for the NYSE following the date on which such sales were made.
We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our Common Stock sold through the Sales Agents under the Distribution Agreement and the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of our Common Stock.
Under the terms of the Distribution Agreement, we may also sell shares of our Common Stock to each of the Sales Agents, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares to the Sales Agents as principal, we will enter into a separate written agreement with the applicable Sales Agent setting forth the terms of such transaction.
In connection with the sale of our Common Stock on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.
The Sales Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example and without limitation of the foregoing, Guggenheim Securities, LLC has been engaged to provide financial advisory and other investment banking services to HEI and its affiliates in connection with matters unrelated to the offering.
In addition, in the ordinary course of their business activities, the Sales Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
If either the Sales Agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our Common Stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents and us.
The offering of our Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our Common Stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement by us and/or by a Sales Agent, as to itself, which may occur for any reason, at any time, upon the giving of three days’ written notice to the other parties.
This prospectus supplement in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute this prospectus supplement electronically.

LEGAL MATTERS
The validity of the shares of our Common Stock offered hereby will be passed upon for us by Kurt K. Murao, who serves as our Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for the Agents by Simpson Thacher & Bartlett LLP, Houston, Texas.
EXPERTS
The financial statements of Hawaiian Electric Industries, Inc. incorporated by reference in this prospectus, and the effectiveness of Hawaiian Electric Industries, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS
Hawaiian Electric Industries, Inc.
Common Stock
Preferred Stock
Senior Debt Securities
Senior Subordinated Debt Securities
Junior Subordinated Debt Securities
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, stock purchase contracts or stock purchase units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of these securities. HEI will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HE.” We will provide information in the related prospectus supplement for the trading market for any securities other than our common stock sold pursuant to this prospectus.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2024.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and the related exhibits filed with the Securities and Exchange Commission (the “SEC”) and any applicable prospectus supplement together with the documents incorporated by reference into this prospectus as described under the heading “Incorporation by Reference.” You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of an “automatic shelf” registration statement that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. We may offer any of the following securities:
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Common Stock;

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Preferred Stock, which may be convertible into our Common Stock;

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Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities, each of which may be convertible into our Common Stock;

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Warrants;

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Rights; and

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Stock Purchase Contracts and Stock Purchase Units, which may be settled in our Common Stock.

In addition, selling securityholders may offer and sell, from time to time in one or more offerings, any of these securities. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities we may offer. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.
Unless the context otherwise requires or except as otherwise indicated, when we refer to “HEI,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Hawaiian Electric Industries, Inc. and do not include our consolidated subsidiaries or other affiliates.
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.hei.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
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Our Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 29, 2024) (“2023 Annual Report”);

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Information specifically incorporated by reference into our 2023 Annual Report from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 29, 2024);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (filed with the SEC on May 10, 2024) and June 30, 2024 (filed with the SEC on August 9, 2024);

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Our Current Reports on Form 8-K filed with the SEC on May 15, 2024, May 23, 2024, August 19, 2024 and September 19, 2024; and

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The description of our Common Stock contained in Exhibit 4 to our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 28, 2020).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide you with a free copy of any of these documents if you request a copy by writing or telephoning HEI at the following address or telephone number: Investor Relations, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 543-5662.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, which includes the documents incorporated by reference, contains statements that are not based on historical facts but are “forward-looking statements.” Forward-looking statements, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, or possible future actions, are also forward-looking statements.
Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These considerations include the risks and uncertainties identified in this prospectus and the documents incorporated by reference. Forward-looking statements are not guarantees of future performance and the actual results that HEI achieves may differ materially. In addition, forward-looking statements speak only as of the date of the document in which they are made and, except as required by applicable securities laws, HEI assumes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from anticipated results. Risks, uncertainties and other important factors, in addition to those referenced under “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus, that could cause actual results to differ materially from historical results, from management expectations and such “forward-looking” statements include, but are not limited to, the following:
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the impact of the Maui windstorm and wildfires including the potential liabilities from the many lawsuits filed against the Company and Hawaiian Electric Company, Inc. (“Hawaiian Electric”) and its subsidiaries (the “Utilities”) and potential regulatory penalties which may result in significant costs that may be unrecoverable (or not reimbursed on a timely basis) through insurance and/or rates;

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an increase in insurance premiums and the inability to fully recover premiums through rates or the potential inability to obtain wildfire and general liability insurance coverage at reasonable rates, if available at all;

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uncertainties surrounding the Company’s and the Utilities’ access to capital and credit markets due to the uncertainties associated with the costs related to the Maui windstorm and wildfires;

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the ability to raise the amount of capital necessary on reasonable terms, if at all, for the Company’s and the Utilities’ contribution to the Maui wildfire tort litigation settlement in order to alleviate the conditions causing substantial doubt about the Company’s and the Utilities’ ability to continue as a going concern;

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potential dilution to existing shareholders if the Company raises funds by issuing equity or equity-linked securities;

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the inability to execute financing plans to alleviate the conditions causing substantial doubt about the Company’s and the Utilities’ ability to continue as a going concern prior to the issuance of their respective annual financial statements, which could result in an event of default and an acceleration of the Company’s and the Utilities’ debt and lead to filing for bankruptcy protection if waivers from lenders are not received;

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uncertainties relating to the Company’s estimated accrual for wildfire liabilities, and the probability that such accrual, and the classification of such liabilities as current or long-term liabilities, could be adjusted in future quarters to reflect changes in the Company’s estimates due to developments in the settlement process, expectations with respect to the timing of payments under the settlement agreement and other factors;

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extreme weather events, including windstorms and other natural disasters, particularly those driven or exacerbated by climate change, which could increase the risk of the Utilities’ equipment being damaged, becoming inoperable or contributing to a wildfire;

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the suspension, material reduction or extended delay in dividends or other distributions from one or more operating subsidiaries to HEI;

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further downgrades by securities rating agencies in their ratings of the securities of HEI and Hawaiian Electric and their impact on results of financing efforts;

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the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the Utilities’ transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits), and the risks associated with the operation of transmission and distribution assets and power generation facilities, including public and employee safety issues, and assets causing or contributing to wildfires;

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international, national and local economic and political conditions — including the state of the Hawaii tourism, defense and construction industries; the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by our subsidiary, American Savings Bank, F.S.B. (“ASB”), which could result in higher loan loss provisions and write-offs); decisions concerning the extent of the presence of the federal government and military in Hawaii; the implications and potential impacts of future federal government shutdowns, including the impact to the Utilities’ customers’ ability to pay their electric bills and/or bank loans and the impact on the State of Hawaii economy; the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal, state and international responses to those conditions; the potential impacts of global and local developments (including global economic conditions and uncertainties, unrest, terrorist acts, wars, conflicts, political protests, deadly virus epidemic or other crisis); the effects of changes that have or may occur in U.S. policy, such as with respect to immigration and trade; and pandemics;

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the ability to adequately address risks and capitalize on opportunities related to the Company’s and the Utilities’ environmental, social and governance priority areas, which include safety, reliability and resilience, including relating to wildfires and other extreme weather events, decarbonization, economic health and affordability, secure digitalization, diversity, equity and inclusion, employee engagement, and climate-related risks and opportunities;

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citizen activism, including civil unrest, especially in times of severe economic depression and social divisiveness, which could negatively impact customers and employees, impair the ability of the Company and the Utilities to operate and maintain their facilities in an effective and safe manner, and citizen or stakeholder activism that could delay the construction, increase project costs or preclude the completion of third-party or Utility projects that are required to meet electricity demand, resilience and reliability objectives and renewable portfolio standards (“RPS”) and other climate-related goals;

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the effects of future actions or inaction of the U.S. government or related agencies, including those related to the U.S. debt ceiling or budget funding, monetary policy, trade policy and tariffs, energy and environmental policy, and other policy and regulatory changes advanced or proposed by President Biden and his administration;

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weather, natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes, lava flows and the increasing effects of climate change, such as more severe storms, flooding, droughts, heat waves, and rising sea levels) and wildfires, including their impact on the resilience and reliability and cost of the Company’s and Utilities’ operations, collateral underlying ASB loans and the economy;

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the timing, speed and extent of changes in interest rates and the shape of the yield curve, which could result in lower portfolio yields and net interest margin, or higher borrowing costs;

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changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, alter valuations and affect the ability to originate and distribute financial products in the primary and secondary markets;

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the continued ability of the Company and the Utilities to access the credit and capital markets (e.g., to obtain commercial paper and other short-term and long-term debt financing, including lines of credit, and, in the case of HEI, to issue common stock) under volatile and challenging market conditions, and the potential higher cost of such financings, if available;

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the risks inherent in changes in the value of the Company’s pension and other retirement plan assets and ASB’s securities available for sale, and the risks inherent in changes in the value of the Company’s pension liabilities, including changes driven by interest rates and mortality improvements;

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changes in laws, regulations (including tax regulations), market conditions, interest rates and other factors that result in changes in assumptions used to calculate retirement benefits costs and funding requirements;

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increasing competition in the banking industry from traditional financial institutions as well as from non-traditional providers of financial services, including financial service subsidiaries of commercial and manufacturing companies (e.g., increased price competition for loans and deposits, or an outflow of deposits to alternative investments or platforms, which may have an adverse impact on ASB’s net interest margin and portfolio growth);

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the potential delay by the Public Utilities Commission of the State of Hawaii (“PUC”) in considering (and potential disapproval of actual or proposed) renewable energy or resilience proposals, among others, and related costs; reliance by the Utilities on outside parties such as the state, independent power producers (“IPPs”) and developers; supply-chain challenges; and uncertainties surrounding technologies, solar power, wind power, biofuels, environmental assessments required to meet RPS and other climate-related goals; the impacts of implementation of the renewable energy and resilience proposals on future costs of electricity and potential penalties imposed by the PUC for delays in the commercial operations of renewable energy projects;

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the ability of the Utilities to develop, implement and recover the costs of implementing the Utilities’ action plans included in their updated Power Supply Improvement Plans, Demand Response Portfolio Plan, Distributed Generation Interconnection Plan, Grid Modernization Plans, and business model changes, which have been and are continuing to be developed and updated in response to the orders issued by the PUC, the PUC’s April 2014 statement of its inclinations on the future of Hawaii’s electric utilities and the vision, business strategies and regulatory policy changes required to align the Utilities’ business model with customer interests and the state’s public policy goals, and subsequent orders of the PUC;

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the ability of the Utilities to recover undepreciated cost of fossil fuel generating units, if they are required to be retired before the end of their expected useful life;

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capacity and supply constraints or difficulties, especially if generating units (utility-owned or IPP-owned) fail or measures such as demand-side management, distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand;

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high and/or volatile fuel prices, which increases working capital requirements and customer bills, or delivery of adequate fuel by suppliers (including as a result of the Russia-Ukraine war and conflict in the Middle East), which could affect the reliability of utility operations, and the continued availability to the electric utilities of their energy cost recovery clauses (“ECRCs”);

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the continued availability to the electric utilities or modifications of other cost recovery mechanisms, including the purchased power adjustment clauses (“PPACs”), annual revenue adjustment (“ARA”) and pension and postretirement benefits other than pensions (“OPEB”) tracking mechanisms, and the continued decoupling of revenues from sales to mitigate the effects of declining kilowatt-hour sales;

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the ability of the Utilities to recover increasing or additional costs and earn a reasonable return on capital investments not covered by the ARA, while providing the customer dividend required by performance-based regulation (“PBR”);

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the impact from the PUC’s implementation of PBR for the Utilities pursuant to Act 005, Session Laws 2018, including the potential addition of new performance incentive mechanisms (“PIMs”), third-party proposals adopted by the PUC in its implementation of PBR, and the implications of not achieving performance incentive goals;

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the impact of fuel price levels and volatility on customer satisfaction and political and regulatory support for the Utilities;

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unfavorable changes in economic conditions, such as sustained inflation, higher interest rates or recession, may negatively impact the ability of the Company’s customers to pay their utility bills or loan payments, reduce loan production, and increase operating costs of the Utilities or Bank that cannot be passed on to, or recovered, from customers;

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the risks associated with increasing reliance on renewable energy, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational and related cost impacts of adding intermittent sources of renewable energy to the electric grid;

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the growing risk that energy production from renewable generating resources may be curtailed and the interconnection of additional resources will be constrained as more generating resources are added to the Utilities’ electric systems and as customers reduce their energy usage;

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the ability of IPPs to deliver the firm capacity anticipated in their power purchase agreements (“PPAs”);

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the potential that, as IPP contracts near the end of their terms, there may be less economic incentive for the IPPs to make investments in their units to ensure the availability of their units;

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the ability of the Utilities to negotiate, periodically, favorable agreements for significant resources such as fuel supply contracts and collective bargaining agreements and avoid or mitigate labor disputes and work stoppages;

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new technological developments that could affect the operations and prospects of the Utilities and ASB or their competitors such as the commercial development of energy storage and microgrids and banking through alternative channels, including use of digital currencies, which could include a central bank digital currency;

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cybersecurity risks and the potential for cyber incidents, including potential incidents at HEI, its subsidiaries (including at ASB branches and electric utility plants), its third-party service providers, contractors and customers with whom they have shared data (IPPs, distributed energy resources (“DER”) aggregators and customers enrolled under DER programs) and incidents at data processing centers used, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general IT controls;

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failure to achieve remaining cost savings commitment related to the management audit committed savings of $33 million over the 2021 to 2025 multi-year rate period (“MRP”);

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federal, state, county and international governmental and regulatory actions, such as existing, new and changes in laws, rules and regulations applicable to HEI, the Utilities and ASB (including changes in taxation and tax rates, increases in capital requirements, regulatory policy changes, environmental laws and regulations (including resulting compliance costs and risks of fines and penalties and/or liabilities), the regulation of greenhouse gas emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments), and potential carbon pricing or “cap and trade” legislation that may fundamentally alter costs to produce electricity and accelerate the move to renewable generation);

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developments in laws, regulations and policies governing protections for historic, archaeological and cultural sites, and plant and animal species and habitats, as well as developments in the implementation and enforcement of such laws, regulations and policies;

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discovery of conditions that may be attributable to historical chemical releases, including any necessary investigation and remediation, and any associated enforcement, litigation or regulatory oversight;

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decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise);

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decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions, restrictions and penalties that may arise, such as with respect to environmental conditions or RPS);

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potential enforcement actions by the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”) and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy);

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the risks associated with the geographic concentration of HEI’s businesses and ASB’s loans, ASB’s concentration in a single product type (i.e., first mortgages) and ASB’s significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers);

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changes in accounting principles applicable to HEI and its subsidiaries, including the adoption of new U.S. accounting standards, the potential discontinuance of regulatory accounting related to PBR or other regulatory changes, the effects of potentially required consolidation of variable interest entities (“VIEs”), or required finance lease or on-balance-sheet operating lease accounting for PPAs with IPPs;

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faster than expected loan prepayments that can cause a decrease in net interest income and portfolio yields, an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB;

•
changes in ASB’s loan portfolio credit profile and asset quality and/or mix, which may increase or decrease the required level of provision for credit losses, allowance for credit losses (“ACL”) and charge-offs;

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changes in ASB’s deposit levels, cost or mix which may have an adverse impact on ASB’s cost of funds;

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the final outcome of tax positions taken by HEI and its subsidiaries;

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the ability of the Company’s non-regulated subsidiary, Pacific Current, LLC (“Pacific Current”), to achieve its performance and growth objectives, which in turn could affect its ability to service its non-recourse debt;

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the Company’s reliance on third parties and the risk of their non-performance; and

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other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

THE COMPANY
HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose subsidiaries principally are engaged in the electric utility, banking and renewable/sustainable infrastructure investment businesses operating in the State of Hawaii. HEI’s predecessor, Hawaiian Electric Company, Inc. (“Hawaiian Electric”), was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a corporate reorganization in 1983, Hawaiian Electric became a subsidiary of HEI and the common shareholders of Hawaiian Electric became common shareholders of HEI.
Hawaiian Electric and its operating utility subsidiaries are regulated electric public utilities engaged in the production, purchase, transmission, distribution and sale of electric energy in the State of Hawaii. Hawaiian Electric has two principal subsidiaries, Hawaii Electric Light Company, Inc. (“Hawaii Electric Light”), which was acquired in 1970, and Maui Electric Company, Limited (“Maui Electric”), which was acquired in 1968. Hawaii Electric Light provides service to the island of Hawaii, and Maui Electric provides service to the islands of Maui, Lanai and Molokai. Hawaiian Electric and its subsidiaries serve approximately ninety-five percent (95%) of the total population of the State of Hawaii covering a service area of approximately 5,815 square miles. Hawaiian Electric, Hawaii Electric Light and Maui Electric are collectively referred to herein as the “Utilities.”
HEI’s other principal subsidiaries are American Savings Bank, F.S.B. (“ASB”) and Pacific Current, LLC (“Pacific Current”). ASB is one of the largest financial institutions in the State of Hawaii, with assets totaling approximately $9.7 billion as of December 31, 2023. ASB, which was acquired by HEI in 1988, is a federally chartered savings bank that provides a wide array of banking and other financial services to consumers and businesses. Through Pacific Current, HEI is focusing on non-regulated investments in renewable energy and sustainable infrastructure projects that serve Hawaii and help reach the state’s sustainability goals.
For a description of our business, financial condition, results of operations and other important information regarding HEI, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Our principal executive offices are located at 1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813. Our telephone number is (808) 543-5662.

RISK FACTORS
Investing in the securities offered by this prospectus and any prospectus supplement involves risk. Please see the risk factors included in any prospectus supplement relating to any securities we are offering pursuant to this prospectus, as well as those described under the heading “Risk Factors” in HEI’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this prospectus, and the risk factors included in any other documents that we file with the SEC after the date of this prospectus that are deemed to be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. The risks and uncertainties described in such documents are not the only ones facing the Company and its subsidiaries. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results or the value of its securities.

USE OF PROCEEDS
Unless stated otherwise in any prospectus supplement, HEI may use the net proceeds received from any sale of the offered securities:
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to make investments in and loans to HEI’s subsidiaries (principally to help finance the subsidiaries’ ongoing capital expenditure programs, to retire or defease their indebtedness and to make investments in and loans to their subsidiaries);

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to finance strategic investments in, or future acquisitions of, other entities or their assets, including by HEI’s subsidiaries;

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to fund litigation expenses (including the Company’s and the Utilities’ contribution to the Maui wildfire tort litigation settlement); or

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for working capital and other general corporate purposes, which may include, without limitation, the repayment of indebtedness or redemption of outstanding securities.

The prospectus supplement relating to a particular offering of securities by HEI will identify the use of proceeds from that offering. HEI will not receive any proceeds from the resale of securities by any securityholders.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Under its Amended and Restated Articles of Incorporation (the “Articles”), HEI is authorized to issue 200,000,000 shares of common stock without par value (“Common Stock”) and 10,000,000 shares of preferred stock without par value (“Preferred Stock”). As of July 31, 2024, 110,303,446 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were designated, issued or outstanding.
The following is a description of the general terms and provisions of HEI’s capital stock and does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and HEI’s Amended and Restated Bylaws (the “Bylaws”).
Common Stock
General.   The outstanding shares of Common Stock, other than shares of restricted stock previously issued under HEI’s Equity and Incentive Plan (as amended and restated) until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of Common Stock, when issued pursuant to proper authorization, will be fully paid and nonassessable when the consideration for which HEI’s Board of Directors authorizes their issuance has been received by HEI. The holders of Common Stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.
Common Stock is transferable through Broadridge Corporate Issuer Solutions. Shares of Common Stock may either be certificated or uncertificated.
Dividend Rights and Limitations.   Stock and cash dividends may be issued and paid to the holders of Common Stock as and when declared by the Board of Directors, provided that, after giving effect to the payment of cash dividends, HEI is able to pay its debts as they become due in the usual course of its business and HEI’s total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock are entitled to participate equally with respect to dividends.
HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI’s direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the PUC (pertaining to HEI’s electric utility subsidiaries) and the minimum capital requirements imposed by law on ASB, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. See “Business — HEI Consolidated — Regulation — Restrictions on dividends and other distributions” in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, for a more complete description of the ability of certain of HEI’s subsidiaries to pay dividends or make other distributions to HEI.
Liquidation Rights.   In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding-up of the affairs of HEI, voluntarily or involuntarily, holders of Common Stock are entitled to any assets of HEI available for distribution to HEI’s stockholders after the payment in full of any amounts owing to its creditors and any preferential amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.
Voting Rights.   Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted by the Board of Directors of HEI from time to time creating series of Preferred Stock or otherwise. The annual meeting of shareholders is held on the date and at the time designated by the Board of Directors, or, if it does not act, by the Chairman of the Board of Directors, or, in the Chairman’s absence or disability, by the President. A shareholder may bring business before the annual meeting only if the shareholder complies with the advance notice and other requirements specified in the Bylaws. A special meeting of shareholders can be called by the Board of Directors, the Chairman of the Board of Directors, the President or upon written demand of shareholders entitled under Hawaii law to make such a demand in the manner prescribed by Hawaii law and in accordance with the advance notice provisions in the Bylaws. At annual and special meetings of stockholders, the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum, the election of directors requires a majority of votes cast at a meeting at which a quorum is present (except in the case of a director appointed by the remaining directors to fill a vacancy or where the number of director nominees or proposed nominees exceeds the number of directors to be elected) and any other action may be approved at a meeting where a quorum is present and due notification of the proposed action has been given if the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) as provided in the Articles, (c) as provided in the Bylaws (including with respect to the amendment of certain provisions of the Bylaws) and/or (d) as may be provided in resolutions that may be adopted from time to time creating series of Preferred Stock or otherwise.
Under the current Bylaws, the Board of Directors is to consist of not less than five nor more than eighteen members, with the Board of Directors having the authority to fix the exact number of directors so long as the number is not less than five nor more than eighteen. Nominations for election to the Board of Directors may be made only by or at the direction of the Board of Directors (or a duly authorized committee of the Board of Directors) or by a shareholder who meets the eligibility requirements specified in the Bylaws, and (i) who complies with the advance notice provisions set forth in the Bylaws and the requirements of Rule 14a-19 under the Exchange Act, or (ii) in the case of an annual meeting of shareholders, complies with the proxy access procedures specified in the Bylaws. Under Hawaii law, no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of equity securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Under the Bylaws, directors may be removed from office at a special meeting of shareholders properly called for that purpose.
The Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors, or, subject to compliance with any applicable advance notice provisions, at the annual meeting of shareholders or a special meeting of shareholders called for that purpose by the affirmative vote of a majority of shares represented and entitled to vote at such meeting, except that any provision of the Bylaws for which a greater vote is required by the Articles, the Bylaws or by law may itself be amended only by such greater vote. In addition, an amendment to the provisions in the Bylaws relating to (1) matters which may be properly brought before an annual meeting, (2) who may call a special meeting and matters which may be brought before a special meeting, (3) cumulative voting, (4) the number, the manner of fixing the number of members of the Board of Directors, (5) removal of directors and (6) restricting the amendment of certain provisions of the Bylaws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to the election of directors voting together as a single class or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the “continuing directors” (as that term is defined in the Bylaws) voting separately and as a subclass of directors.
The provisions of HEI’s Bylaws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.
Preferred Stock
Preferred Stock may be authorized by the Board of Directors for issuance in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class. Under the current Articles, there is no restriction on the repurchase or redemption of shares of Preferred Stock at a time when there is an arrearage in the payment of dividends or sinking fund installments.
If and when authorized by the Board of Directors, Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.
Restriction on Purchases of Shares and Consequences of Substantial Holdings under Certain Hawaii and Federal Laws
Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI’s Common Stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.
The Hawaii Control Share Acquisition Act places restrictions on the acquisition of shares of an issuing public corporation resulting in beneficial ownership of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Hawaii Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI’s books for one year after acquisition and HEI, during the one-year period, has the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption. Certain acquisitions are exempt from the Hawaii Control Share Acquisition Act, including acquisitions from the issuer or where prior to the acquisition the board of directors of the issuer approves the proposed acquisition by resolution.
Under provisions of the Hawaii Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.
Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including Hawaiian Electric and its wholly owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the Hawaii Public Utilities Commission (“PUC”). The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the indirect holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when Hawaiian Electric became a wholly-owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.
Banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect control of a federal savings bank and its holding company.
The primary federal banking regulator of ASB, a federal savings bank, is the Office of the Comptroller of the Currency (“OCC”). Each of HEI and ASB Hawaii, Inc. (“ASBHI”) controls ASB for purposes of federal banking law. As a result, HEI and ASBHI are subject to Federal Reserve Board (“FRB”) registration, supervision, regulation and reporting requirements as savings and loan holding companies. Banking laws generally prohibit savings and loan holding companies and their non-bank subsidiaries from engaging in non-financial activities. However, HEI and ASBHI are generally not subject to those restrictions because they are considered “grandfathered” unitary savings and loan holding companies under the Gramm-Leach Bliley Act of 1999. Therefore HEI, ASBHI and their non-bank and non-savings and loan association subsidiaries are able to continue to engage in non-financial activities so long as they continue to qualify as grandfathered unitary savings and loan holding companies. Any acquisition of HEI by a third party is likely to eliminate HEI’s and ASBHI’s ability to continue to qualify as grandfathered unitary savings and loan holding companies.

The ability of a third party to acquire our stock is limited under applicable federal banking laws, including regulatory approval requirements. These laws include the Home Owners’ Loan Act, Change in Bank Control Act, and their implementing regulations. Among other things, these laws require a savings and loan holding company or bank holding company to obtain prior approval of the FRB before acquiring, directly or indirectly, ownership or control of more than 5% of the outstanding shares of any class of our voting securities. In addition, a company or person is required to submit prior notice to the FRB (which is in effective an application for prior approval) before acquiring control of us. “Control” is based on all of the facts and circumstances and, in this context, generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the contribution of more than 25% of the capital of a savings and loan holding company, (iii) the ability to elect a majority of the directors, or (iv) the ability to exercise a controlling influence over management and policies, in each case, as defined and interpreted by the FRB. Moreover, a company or person, either individually or acting through or in concert with one or more companies or persons, is required to provide notice to the FRB prior to acquiring, directly or indirectly, 10% or more of any class of our voting securities.
Dividend Reinvestment and Stock Purchase Plan
Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in Common Stock, subject to applicable laws and regulations and the requirements of the plan. Holders of Common Stock, and holders of Preferred Stock of HEI’s electric utility subsidiaries, may automatically reinvest some or all of their dividends to purchase additional shares of Common Stock based on market prices. Participants in the plan may also purchase additional shares of Common Stock based on market prices by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of Common Stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions or service charges either in connection with purchases of newly issued shares or shares purchased for participants on the open market.

DESCRIPTION OF SENIOR DEBT SECURITIES
AND SENIOR SUBORDINATED DEBT SECURITIES
HEI may issue Senior Debt Securities and Senior Subordinated Debt Securities (collectively, for purposes of this section only, the “Debt Securities”) consisting of unsecured notes, debentures or other evidences of indebtedness issued from time to time in one or more series. Prior to issuing any Debt Securities, HEI will enter into a senior debt indenture (the “Senior Indenture”), in the case of Senior Debt Securities, and a senior subordinated debt indenture (the “Senior Subordinated Indenture”), in the case of Senior Subordinated Debt Securities. For purposes of this section only, the Senior Indenture and the Senior Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” U.S. Bank Trust Company, National Association will act as the trustee under each of the Indentures (in its separate capacity under each Indenture, a “Debt Trustee”). The form of the contemplated Senior Indenture and the form of the Senior Subordinated Indenture are included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and both forms are described below. The terms of the Debt Securities will include those stated in the applicable Indenture and any supplemental indenture thereto, and those made part of such Indenture by reference to the Trust Indenture Act.
The following summary of certain of the terms of the Indentures and the Debt Securities does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the applicable Indenture and the Trust Indenture Act. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to such sections or defined terms are incorporated herein by reference. The Indentures are substantially identical except for provisions relating to subordination and those relating to HEI’s covenants. Any Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will indicate that the securities being offered thereby are Senior Debt Securities or Senior Subordinated Debt Securities and will set forth the designation and describe the specific terms and provisions thereof. The description in the prospectus supplement will supplement and, when inconsistent, supersede the description in this section.
General
Neither of the Indentures will limit the amount of additional indebtedness HEI or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or senior subordinated obligations of HEI. Since HEI is a holding company, the Debt Securities effectively will be subordinate to all obligations of HEI’s subsidiaries and HEI’s rights and the rights of its creditors including the holders of Debt Securities to participate in the assets of any subsidiary upon such subsidiary’s liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI’s subsidiaries by creditors other than HEI include obligations arising out of short- and long-term indebtedness as well as other liabilities incurred in the ordinary course of business. In addition, since HEI’s principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of preferred stock resolutions and the debt instruments of HEI’s subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI’s subsidiaries outstanding as of the end of the most recent fiscal quarter.
The Indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that Debt Securities may be issued from time-to-time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant prospectus supplement. HEI need not issue all Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Debt Securities of that series, for issuance of additional Debt Securities of that series.
Reference is made to the applicable prospectus supplement which will accompany this prospectus for the following terms of and information relating to the Senior Debt Securities and Senior Subordinated Debt

Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as Senior Debt Securities or Senior Subordinated Debt Securities and the specific designation, aggregate principal amount, purchase price and denominations; (ii) if other than U.S. Dollars the currency or units based on or relating to currencies in which the Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable and from which such interest will accrue; (vi) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Debt Securities are convertible into Common Stock of HEI; (ix) whether the Debt Securities will be issuable in registered form (“Registered Debt Securities”) or bearer form (“Bearer Debt Securities”) or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (including the requirement that, under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances HEI will pay additional amounts on Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether HEI will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) the proposed listing, if any, of the Debt Securities on any securities exchange; and (xii) any other specific terms of the Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.
Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.
Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.
Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Global Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the registered Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), as depository, or its nominee. In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global security or securities.

Ranking of Senior Debt Securities
Payment of the principal of and premium, if any, and interest on Senior Debt Securities issued under the Senior Indenture will rank equally in right of payment with all other unsecured and unsubordinated debt of HEI. The Senior Debt Securities effectively will be subordinate to all debts and other obligations of HEI’s subsidiaries. See discussion above under “General.” If this prospectus is being delivered in connection with the offer and sale of a series of Senior Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of HEI (holding company only) secured debt, if any, and unsecured and unsubordinated debt, if any, outstanding as of the end of the most recent fiscal quarter.
Ranking of Senior Subordinated Debt Securities
Payment of the principal of and premium, if any, and interest on Senior Subordinated Debt Securities issued under the Senior Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all “Senior Indebtedness” of HEI. The Senior Subordinated Indenture defines “Senior Indebtedness” as the principal of and premium, if any, and interest on (a) all indebtedness of HEI, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, (i) for money borrowed by HEI, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by HEI, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of HEI at the time of the acquisition of such property by HEI, for the payment of which HEI is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term “purchase money indebtedness” means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of HEI. Notwithstanding anything to the contrary in the Senior Subordinated Indenture or the Senior Subordinated Debt Securities, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Senior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. Junior Subordinated Debt Securities issued by HEI pursuant to the Junior Indenture (as defined under “Description of the Junior Subordinated Debt Securities” below) will be subordinate in right of payment to the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI’s subsidiaries. See discussion above under “General.” The Senior Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by HEI.
In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of HEI or its property, or (b) that Senior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 5.1 of the Senior Subordinated Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money’s worth, before the holders of any of such Senior Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by such Senior Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as “Event of Default” is defined therein or in the agreement under which the same is outstanding, no payment of the principal of or interest on the Senior Subordinated Debt Securities or coupons shall be made. (Senior Subordinated Indenture, Article 14) If this prospectus is being delivered in connection with the offer and sale of a series of Senior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of Senior Indebtedness (holding company only) and Senior Subordinated Debt Securities outstanding as of the end of the most recent fiscal quarter.

Conversion
The terms and conditions, if any, on which Debt Securities are convertible into Common Stock of HEI will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or HEI, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of the convertible Debt Securities and provisions under which the number of shares of Common Stock to be received by the holders of the Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the prospectus supplement.
Certain Covenants of HEI
Restriction on Liens.   The Senior Indenture provides that, so long as any debt (“Senior Debt”) is issued and outstanding thereunder, and except as otherwise provided in any applicable supplemental indenture as described in the relevant prospectus supplement, HEI will not create, incur, issue or assume any Indebtedness (as defined below) secured after the date of the Senior Indenture by any security interest on any property of HEI (holding company only, including without limitation property of HEI consisting of any share or shares of capital stock of or any indebtedness owed to HEI by any subsidiary of HEI), whether such property, shares or indebtedness are owned by HEI at the date of the Senior Indenture or thereafter acquired, without effectively providing concurrently therewith that the Senior Debt (together, at the option of HEI, with any other indebtedness ranking equally with the Senior Debt and then existing or thereafter created) shall be secured equally and ratably with (or prior to) the Indebtedness so created, incurred, issued or assumed; provided, however, that the foregoing does not apply to:
(1)   security interests on any property acquired, constructed or improved by HEI or on any shares of capital stock or indebtedness of any subsidiary acquired by HEI after the date of the Senior Indenture which security interests are created or assumed at the time of or within 270 days after the acquisition of, or the expenditure of the costs of construction or improvements of, and which secure the payment of all or any part of the purchase price of, such property, shares of capital stock or indebtedness, or which secure payment of all or any part of the cost of any such construction or improvements, provided that, in the case of any such acquisition, construction or improvement, such security interest does not apply to any property or shares of capital stock or indebtedness owned theretofore by HEI other than, in the case of any such construction or improvement, any real property on which the property is so constructed or the improvement is located;
(2)   security interests on any property, shares of capital stock or indebtedness, which security interests exist at the time of acquisition of such property, shares or indebtedness by HEI;
(3)   security interests on any property of a corporation or other Person (as defined in the Senior Indenture), which interests exist at the time such corporation is merged with or into or consolidated with HEI or which interests exist at the time of a sale or transfer of the properties of such corporation or other Person as an entirety or substantially as an entirety to HEI;
(4)   security interests in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, (A) to secure partial progress, advance or other payments pursuant to any contract or statute, (B) to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such security interests, or (C) to secure the cost of constructing or improving the property subject to such security interests (including, without limitation, security interests incurred in connection with pollution control, industrial revenue or similar financings);
(5)   security interests on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of any Indebtedness pursuant to express contractual provision or generally accepted accounting principles;

(6)   security interests on any capital stock of any corporation which is registered in the name of HEI or otherwise owned by or held for the benefit of HEI which may constitute “margin stock” as such term is defined in Section 221.2 of Title 12 of the Code of Federal Regulations (or any successor provisions); or
(7)   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest referred to above in clauses (1)-(6), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the original principal amount of Indebtedness and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvement and construction on such property), shares of capital stock or indebtedness which was subject to the security interest so extended, renewed or replaced.
Notwithstanding the foregoing, under the Senior Indenture as supplemented HEI may, without equally and ratably securing the Senior Debt Securities, create, incur, issue and assume Indebtedness secured by any security interest not excepted by the foregoing clauses (1) through (7), if the aggregate amount of such Indebtedness, together with all other Indebtedness of HEI (holding company only) existing at such time and security interests not so excepted, does not exceed 10% of HEI’s Consolidated Net Assets.
“Indebtedness” means (i) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the replacement of money borrowed, (ii) all deferred indebtedness (including without limitation, capitalized leases) for the payment of the purchase price of property or assets purchased, and (iii) all guarantees, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of the types described in clauses (i) and (ii) above.
“Consolidated Net Assets” means the total amount of assets appearing on the consolidated balance sheet of HEI and its subsidiaries less, without duplication: (i) all current liabilities (excluding current liabilities of ASB and any current liabilities which are by their terms extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of determination); (ii) all reserves for depreciation and other assets valuation reserves but excluding any reserves for deferred Federal income taxes arising from accelerated amortization or otherwise; and (iii) all appropriate adjustments on account of minority interests of other persons holding any common stock in any subsidiary and trust preferred securities of a trust in which HEI owns the trust common securities. Consolidated Net Assets are determined in conformity with accounting principles generally accepted in the United States of America and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.
Restrictions on Dispositions of Hawaiian Electric Shares.   HEI currently holds 100% of the outstanding common stock of Hawaiian Electric. The Senior Indenture provides that, so long as any Senior Debt Security is issued and outstanding under the Senior Indenture, HEI will not sell, transfer or otherwise dispose of, and will not permit Hawaiian Electric to issue, sell, transfer or otherwise dispose of, any shares of capital stock of any class or classes of Hawaiian Electric ordinarily having voting power for the election of Hawaiian Electric’s board of directors. This covenant will not restrict the issuance, sale, transfer or other disposition of Hawaiian Electric’s voting shares to HEI or to any of HEI’s direct or indirect wholly-owned subsidiaries. The covenant also will not restrict (i) sales or transfers by Hawaiian Electric of the capital stock of its subsidiaries, (ii) consolidation of Hawaiian Electric or mergers of Hawaiian Electric with or into HEI or any of its direct or indirect wholly-owned subsidiaries or (iii) consolidations or mergers of Hawaiian Electric with or into any other corporation if the corporation formed by such consolidation or merger is a direct or indirect wholly-owned subsidiary of HEI.
Consolidation, Merger, Conveyance, Transfer or Lease.   Each Indenture provides that, so long as any Debt Security is issued and outstanding thereunder, HEI will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Person to consolidate with or merge into HEI or convey, transfer or lease its properties and assets substantially as an entirety to HEI unless certain conditions are met, including the conditions that (a) the corporation formed by such consolidation or into which HEI is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of HEI substantially as an entirety is a Person organized and existing in corporate form under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Debt Securities and the performance of all of the covenants of HEI under the Indenture, (b) immediately after giving effect to such transaction no Event of Default by HEI, and no event which after notice and lapse of time would become an Event of Default by HEI, has occurred and is continuing, and (c) HEI has delivered to the Debt Trustee an Officers’ Certificate and an Opinion of Counsel as provided in the Indentures.
Absence of Restrictions on Certain Transactions
Other than the restrictions on liens and disposition of Hawaiian Electric shares, as set forth in the Senior Indenture, and restrictions on mergers, consolidations, conveyances, transfers and leases set forth in each Indenture as described above, neither the Senior Indenture nor the Senior Subordinated Indenture contains any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management, or in the event of a change in control of HEI.
Events of Default
An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, whether at maturity (or upon any redemption), by declaration or otherwise (with a three-day cure period under the Senior Indenture); (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) in the case of the Senior Indenture, default in payment of any sinking fund installment when due; (d) default for 60 days (or 90 days under the Senior Subordinated Indenture) after written notice, as provided in such Indenture, in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization with respect to HEI; or (f) in the case of the Senior Indenture, an Event of Default with respect to any other indebtedness for borrowed money (other than nonrecourse obligations) of HEI in an aggregate principal amount exceeding $10,000,000, if such Event of Default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 20 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured.
Each Indenture provides that if an Event of Default due to the default in payment of principal of or premium, if any, or interest on any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of HEI applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately. In the case of the Senior Indenture, if any Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of HEI shall have occurred and be continuing, either the Debt Trustee or the holders of record of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of record of a majority in principal amount of the Debt Securities of all such affected series then outstanding, but no such annulment or waiver will apply to subsequent defaults.
Each Indenture contains a provision entitling the Debt Trustee, subject to the duty of the Debt Trustee during a default to act with the required standard of care, to be indemnified by the holders of record of Debt

Securities issued under such Indenture requesting the Debt Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. Subject to such provisions in each Indenture for the indemnification of the Debt Trustee and certain other limitations, the holders of record of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.
Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against HEI under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Debt Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Trustee to institute such action and shall have offered the Debt Trustee reasonable indemnity, the Debt Trustee shall not have instituted such action within 60 days of such request and the Debt Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding.
Notwithstanding the foregoing, each holder of Debt Securities of any series has the right, which is unconditional, to receive payment of the principal of and premium and interest, if any, on such Debt Securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of Debt Securities.
Each Indenture contains a covenant that HEI will file annually with the Debt Trustee a certificate of no default or a certificate stating that a default exists.
Discharge, Defeasance and Covenant Defeasance
HEI can discharge or defease its obligations under each Indenture, including its obligations under the covenants set forth therein, as set forth below.
Upon satisfying certain conditions, HEI may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, and interest on such Debt Securities and sinking fund payments.
HEI may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time (“defeasance”), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities or certain other obligations. Upon satisfying certain conditions, HEI may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.6, 3.7, 3.8, 3.9, 9.1 and 9.3, in the case of the Senior Indenture and Sections 6.09 and 10.01, in the case of the Senior Subordinated Indenture (which contain among other things the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default (“covenant defeasance”). Defeasance or covenant defeasance may be effected only if among other things: (i) HEI irrevocably deposits with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, and interest on and any sinking fund for all outstanding Debt Securities of such series issued under such Indenture; (ii) HEI delivers to the Debt Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that such defeasance or covenant defeasance will not otherwise alter such holders’ United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture since such a result would not occur under current tax law); and (iii) in the case of the Senior Subordinated Indenture no event or condition shall exist that, pursuant to certain provisions described under “— Ranking of Senior Subordinated Debt Securities” above, would prevent HEI from making payments of principal of and premium, if any, and interest on the Senior Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the date of such deposit.
Modification of the Indentures
Each Indenture provides that HEI and the Debt Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to, among other things: (a) secure any Debt Securities; (b) evidence the assumption by a successor corporation of the obligations of HEI; (c) add covenants for the protection of the holders of Debt Securities; (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series; and (f) evidence the acceptance of appointment by a successor trustee or facilitate any administration by more than one trustee.
Each Indenture also contains provisions permitting HEI and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that HEI and the Debt Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.
The Senior Subordinated Indenture provides that no holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of the Senior Subordinated Debt Securities by any act or failure to act on the part of the Company.
Governing Law
Each Indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.
Concerning the Debt Trustee
HEI and its subsidiaries maintain ordinary banking and trust relationships with a number of banks that could serve as trustee under the Indentures. The initial Debt Trustee is expected to be U.S. Bank Trust Company, National Association, a national banking association with its principal office located in Minnesota and whose office as Debt Trustee will be its New York office located at 100 Wall Street, Suite 1600, New York, New York 10005. As of the date hereof, U.S. Bank Trust Company, National Association is a participant in HEI’s and Hawaiian Electric’s syndicated credit facilities and is HEI’s commercial paper paying agent.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
HEI may issue unsecured notes, debentures or other evidences of indebtedness from time to time in one or more series (the “Junior Subordinated Debt Securities”). Prior to issuing any Junior Subordinated Debt Securities, HEI will enter into a junior subordinated debt indenture (the “Junior Indenture”) between HEI and U.S. Bank Trust Company, National Association (as successor in interest to The Bank of New York), as trustee (the “Junior Debt Trustee”). The form of the contemplated Junior Indenture is included as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture, those stated in any supplemental indenture supplementing the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act.
The following summary of the terms of the Junior Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Junior Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Junior Indenture unless otherwise noted. Any Junior Subordinated Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will set forth the designation and describe the specific terms and provisions thereof. The description in a prospectus supplement will supplement and, when inconsistent, supersede the description in this section.
General
The Junior Indenture will not limit the amount of additional indebtedness HEI or any of its subsidiaries may incur, nor does the Junior Indenture limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder. The Junior Subordinated Debt Securities will be unsecured, fully subordinated obligations of HEI and, therefore, will be subordinate to Senior Indebtedness, including the Senior Debt Securities and the Senior Subordinated Debt Securities. Since HEI is a holding company, the Junior Subordinated Debt Securities effectively will be subordinate to all obligations of HEI’s subsidiaries and HEI’s rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon such subsidiary’s liquidation or recapitalization and will be subject to the prior claims of such subsidiary’s creditors, except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI’s subsidiaries by creditors other than HEI include obligations arising out of short and long-term indebtedness, as well as other liabilities incurred in the ordinary course of business. In addition, since HEI’s principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of the preferred stock and the debt instruments of HEI’s subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Junior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI’s subsidiaries outstanding as of the end of the most recent fiscal quarter.
Reference is made to the prospectus supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount and denomination (if other than multiples of $25) of such Junior Subordinated Debt Securities; (3) the percentage of the principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and HEI’s right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking, purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, such Junior

Subordinated Debt Securities may be redeemed, in whole or in part, at the option of HEI or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities. HEI need not issue all Junior Subordinated Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Junior Subordinated Debt Securities of that series, for issuances of additional Junior Subordinated Debt Securities of that series.
If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such prospectus supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.
The Junior Indenture does not contain any covenants or other provisions designed to afford holders of Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management or in the event of a change in control.
Form, Exchange, Registration, Transfer and Payment
Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $25 and multiples of $25. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Junior Debt Trustee may in general require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.
Unless otherwise provided in the applicable prospectus supplement, principal, premium, if any, and interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at an office or agency maintained for that purpose or the corporate trust office of the Junior Debt Trustee as paying and authenticating agent in New York, New York, provided that payment of interest, if any, on registered Junior Subordinated Debt Securities (unless issued to a trust in which HEI owns all of the trust common securities) may be made at the option of HEI by check mailed to the address of the person entitled thereto as it appears in the debenture register or by wire transfer to an account appropriately designated by the person entitled thereto.
Global Junior Subordinated Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, as depository, or its nominee. In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such global security or securities.
Subordination
Payment of the principal of and premium, if any, and interest on Junior Subordinated Debt Securities issued under the Junior Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Indenture, to all Senior Indebtedness (as defined under “Description of Senior Debt Securities and Senior Subordinated Debt Securities — Ranking of Senior Subordinated Debt Securities”) of HEI. Notwithstanding anything to the contrary contained in the Junior Indenture, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Junior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. The Junior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI’s subsidiaries. See “— General” above. The Junior Indenture does not contain any limitation on the amount of Senior Indebtedness that may be issued by HEI.

Certain Covenants of HEI
If (i) there shall have occurred any event that would constitute a Junior Indenture Event of Default (as defined herein) or (ii) HEI shall be in default with respect to its payment of any obligations under a related HEI guarantee of the obligations of a trust in which HEI owns all of the trust common securities (“Trust Guarantee”) or (iii) HEI shall have given notice of its election to defer payments of interest on any of such Junior Subordinated Debt Securities by extending the interest payment period as provided in and permitted by a supplemental indenture to the Junior Indenture or appropriate officer’s certificate pursuant thereto, and such period, or any extension thereof, shall be continuing, then (a) HEI shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its common stock and other than (x) purchases or acquisitions of shares of HEI Common Stock in connection with the satisfaction by HEI of its obligations under any employee benefit, dividend reinvestment, stock purchase or other stock plans or any other contractual obligation of HEI (other than a contractual obligation ranking equally with or junior to the Junior Subordinated Debt Securities), (y) as a result of a reclassification of HEI capital stock or the exchange or conversion of one class or series of HEI capital stock for another class or series of HEI capital stock or (z) the purchase of fractional interests in shares of HEI capital stock pursuant to the conversion or exchange provisions of such HEI capital stock or the security being converted or exchanged), (b) HEI shall not make any payment of interest, principal or premium, if any, on or pay, repurchase or redeem any debt securities issued by HEI which rank equally with or junior to such Junior Subordinated Debt Securities, provided that, if only the event referred to in clause (iii) above (and not the events referred to in clause (i) and (ii)) has occurred, this restriction shall apply only to other series of Junior Subordinated Debt Securities or debt securities with equivalent deferral options, and (c) HEI shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee or any other guarantee by HEI with respect to comparable securities).
Limitation on Mergers and Sales of Assets
HEI shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any entity unless (a) HEI shall be the continuing entity or the successor entity shall be a legal entity organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of HEI under the Junior Indenture and (b) after giving effect thereto, no Event of Default, and no event which after notice or a lapse of time or both would become an Event of Default, shall have occurred and be continuing under the Junior Indenture.
Events of Default, Waiver and Notice
The Junior Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes a “Junior Indenture Event of Default” with respect to each series of Junior Subordinated Debt Securities:
(a)   default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by HEI shall not constitute a default in the payment of interest for this purpose; or
(b)   default in payment of principal of or premium, if any, on the Junior Subordinated Debt Securities of that series when due whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities shall not constitute a default for this purpose; or
(c)   default by the Company in the performance of any other of the covenants or agreements in the Junior Indenture (other than a covenant or agreement expressly included solely for the benefit of one or more other series than such series) which shall not have been remedied for a period of 90 days after notice has been given by the Junior Debt Trustee or the holders of at least 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, unless the Junior Debt Trustee or the holders of not less than the aggregate principal amount of Junior

Subordinated Debt Securities of such series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; or
(d)   certain events of bankruptcy, insolvency or reorganization of HEI; or
(e)   in the event Junior Subordinated Debt Securities are issued to a trust in which HEI owns all of the trust common securities (or a trustee of such trust) in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of securities of the trust in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust.
The Junior Indenture provides that, if a Junior Indenture Event of Default on any series of Junior Subordinated Debt Securities shall have occurred and be continuing, either the Junior Debt Trustee or the holders of record of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding by proper notice may declare the principal of all such Junior Subordinated Debt Securities of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by reason of such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal and premium, if any, due otherwise than by acceleration has been deposited with the Junior Debt Trustee.
The holders of record of a majority in principal amount of the Junior Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Debt Trustee under the Junior Indenture with respect to such series, provided that such direction shall not be in conflict with any rule of law or the Junior Indenture or unduly prejudicial to the rights of holders of any other series of the Junior Subordinated Debt Securities and subject to the right of the Junior Debt Trustee to require reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions relating to the Junior Subordinated Debt Securities, the right of any holder of Junior Subordinated Debt Securities to receive payment of the principal of and premium (if any) and interest on such Junior Subordinated Debt Securities on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debt Securities, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder.
The Junior Indenture requires the annual filing by HEI with the Junior Debt Trustee of a certificate as to compliance by HEI with certain conditions and covenants under the Junior Indenture.
The Junior Indenture provides that the Junior Debt Trustee may withhold notice of a Junior Indenture Event of Default from the holders of a series of Junior Subordinated Debt Securities (except a Junior Indenture Event of Default in payment of principal of or premium (if any) or interest on the Junior Subordinated Debt Securities) if the Trustee determines in good faith that it is in the interest of such holders to do so.
Modification of the Indenture
The Junior Indenture contains provisions permitting HEI and the Junior Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Junior Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debt Securities of such series; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Security, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest or premium, if any, on the Junior Subordinated Debt Securities payable in any coin or currency other than that provided in the Junior Subordinated Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities the consent of the holders of which is required for any such modification or (iii) otherwise adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities.
Defeasance and Discharge
HEI may discharge certain obligations to holders of any series of Junior Debt Securities which have not already been delivered to the Junior Debt Trustee for cancellation and which either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Junior Debt Trustee or Defeasance Agent (as defined in the Junior Indenture) cash or Governmental Obligations (as defined in the Junior Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium on, if any, and interest on such Junior Subordinated Debt Securities.
The Indenture provides that HEI, at HEI’s option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under “— Certain Covenants of HEI” above), in each case if HEI deposits, in trust with the Junior Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount certified to be sufficient to pay all the principal (including any mandatory sinking fund payments) and premium, if any, of and interest on, the Junior Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debt Securities. To exercise any such option, among other things, HEI is required to deliver to the Junior Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of any such discharge pursuant to clause (a) such opinion must be accompanied by a ruling to that effect received by HEI from the United States Internal Revenue Service, or a ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, or must otherwise be based on a change in United States federal income tax law, since such a result would not occur under current tax law and (ii) if listed on any national securities exchange, such Junior Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.
Governing Law
The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Concerning the Junior Debt Trustee
HEI or its affiliates maintain certain accounts and other banking relationships with a number of banks that could serve as the Junior Debt Trustee. U.S. Bank Trust Company, National Association is expected to be the initial Junior Debt Trustee. For a description of relationships between U.S. Bank Trust Company, National Association and HEI and its affiliates as of the date hereof, see “Description of Senior Debt Securities and Senior Subordinated Debt Securities — Concerning the Debt Trustee.”

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. HEI may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

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the offering price for such debt warrants, if any;

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the aggregate number of such debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

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any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the offered securities purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
HEI may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
HEI may issue stock purchase contracts, including contracts obligating holders to purchase from HEI, and HEI to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:
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Senior Debt Securities or Senior Subordinated Debt Securities, or

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debt obligations of third parties, including U.S. treasury securities securing the holders’ obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depository arrangements.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
HEI or selling securityholders may sell any of the securities offered by this prospectus (the “Offered Securities”), to the public or to institutional investors, in any of, or any combination of, the following ways: (i) directly to one or more purchasers, (ii) through agents on a best-efforts basis, (iii) to or through underwriters, brokers or dealers or (iv) through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
In addition, HEI or selling securityholders may enter into option, share lending or other types of transactions that require HEI or such selling securityholders, as applicable, to deliver Offered Securities to an underwriter, broker or dealer, who will then resell or transfer the Offered Securities under this prospectus. HEI or selling securityholders may also enter into hedging transactions with respect to the Offered Securities. For example, we or selling securityholders may:
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enter into transactions involving short sales of the Offered Securities by underwriters, brokers or dealers;

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sell Offered Securities short and deliver the Offered Securities to close out short positions;

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enter into option or other types of transactions that require us to deliver Offered Securities to an underwriter, broker or dealer, who will then resell or transfer the Offered Securities under this prospectus; or

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loan or pledge the Offered Securities to an underwriter, broker or dealer, who may sell the loaned Offered Securities or, in the event of default, sell the pledged Offered Securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of Offered Securities. The selling securityholders might not sell any Offered Securities. In addition, any Offered Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Offers to purchase Offered Securities may be solicited directly by HEI or selling securityholders, or by agents designated by HEI or such selling securityholders, from time to time, and sales of the securities may be made by HEI or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this prospectus is delivered will be named, and any commissions payable by HEI or selling securityholder to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase the Offered Securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others: commercial and savings banks; insurance companies; pension funds; investment companies; and educational and charitable institutions. In all cases, these purchasers must be approved by HEI or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, HEI or selling securityholders must have sold to these underwriters the Offered Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
If an underwriter or underwriters are utilized in the sale of Offered Securities in respect of which this prospectus is delivered, such Offered Securities will be acquired by such underwriter or underwriters for its own account or their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices that may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; at varying prices determined at the time of sale;

or at negotiated prices. Such sales may be effected: in transactions on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale; in transactions in the over-the-counter market; in block transactions in which the broker or dealer so engaged will attempt to sell the Offered Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade; through the writing of options; or through other types of transactions. The underwriter or underwriters with respect to a particular underwritten offering of such Offered Securities will be named in, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the applicable prospectus supplement. In connection with the sale of such Offered Securities, underwriters may receive compensation from HEI or the selling securityholder, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any such Offered Securities for whom they may act as agent. Unless otherwise set forth in such prospectus supplement, the obligations of such underwriter or underwriters will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
If a dealer is utilized in the sale of the Offered Securities in respect of which this prospectus is delivered, HEI or selling securityholders will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The dealer involved in the offer or sale of such Offered Securities will be named, and any discounts or commissions allowed or reallowed or paid to the dealer will be set forth, in the prospectus supplement.
HEI may make sales of its Common Stock to or through one or more underwriters or agents in at-the-market offerings pursuant to the terms of a distribution agreement or selling agent’s agreement between HEI and the underwriters or agents. If HEI engages in at-the-market sales pursuant to a distribution agreement or selling agent’s agreement, HEI will issue and sell shares of its Common Stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, HEI may sell shares on a daily basis in exchange transactions or otherwise as HEI agrees with the underwriters or agent. The agreement may provide that any shares of HEI Common Stock sold will be sold at prices related to the then-prevailing market prices for its securities. Therefore, exact figures regarding net proceeds to HEI or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the agreement, HEI also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of HEI Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement or selling agent’s agreement, or if HEI offers to sell shares of HEI Common Stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of HEI Common Stock. HEI will describe any such activities in the prospectus supplement relating to the transaction.
Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the Offered Securities to be higher than it would otherwise be in the absence of such transactions.
Some of the underwriters, dealers or agents used by HEI or selling securityholders in any offering of the Offered Securities may be customers of, engage in transactions with, and perform services for HEI and/or such selling securityholders, as applicable, or affiliates of HEI’s and/or such selling securityholders, as applicable, in the ordinary course of business. Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with HEI and/or selling securityholders, to indemnification by HEI and/or selling securityholders against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for HEI,its affiliates and/or selling securityholders for which they receive compensation in the ordinary course of business.
Unless otherwise specified in a prospectus supplement, except for the Common Stock, which is listed on the NYSE, the Offered Securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the Offered Securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Offered Securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the Offered Securities. If no such determination has been made, the prospectus supplement will so state.
HEI or selling securityholders may sell securities not covered by this prospectus to third parties in privately negotiated transactions or enter into derivative transactions with third parties in which these third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by HEI or selling securityholders or borrowed from HEI, selling securityholders or others to settle those sales or to close out any related borrowings of stock, and may use securities received from HEI or selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified as such in the applicable prospectus supplement. In addition, HEI or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
The anticipated date of delivery of the Offered Securities will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the Offered Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Offered Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
The validity of the Common Stock and Preferred Stock and certain matters relating thereto will be passed upon for HEI by Kurt K. Murao, Esq., HEI’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. The validity of the Debt Securities, Junior Subordinated Debt Securities, Warrants, Rights, Stock Purchase Contracts and Stock Purchase Units and certain matters relating thereto will be passed upon for HEI by Paul, Weiss, Rifkind, Wharton & Garrison LLP. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements of Hawaiian Electric Industries, Inc. incorporated by reference in this prospectus, and the effectiveness of Hawaiian Electric Industries, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Hawaiian Electric Industries, Inc.
Up to $250,000,000
Common Stock

PROSPECTUS SUPPLEMENT

September 19, 2024
Wells Fargo SecuritiesBarclaysGuggenheim Securities